UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2020

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact Name of Registrant as specified in its charter)

Nevada	000-55445	26-4012225
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 South Main Street, Forked River, New Jersey 08731

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 693-8881

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DREM	OTC Markets

ITEM 8.01 OTHER EVENTS

On March 29, 2020, the Company determined that it will not be able to file its Form 10-K for the year ended December 31, 2019 on time as a result of factors relating to the COVID-19 pandemic and the steps taken by states to seek to reduce the spread of the virus by either requesting or requiring businesses to close or work remotely. As a result, the Company’s accounting staff and the staff of the independent auditors are not able to complete the audit in a timely manner in order to file the Form 10-K by the required date, after giving effect to the extension permitted by Section 12b-25. The Company is filing this report on Form 8-K to report that it will rely on the exemption from timely filing provided by the SEC in Release No. 34-88318, dated March 4, 2020 (the “Release”). The Company anticipates that it will file the Form 10-K no later than May 14, 2020 (45 days after the original due date). This report on Form 8-K replaces the Form 12b-25, which, as provided in the Release, is not required to be filed.

In reliance on the aforementioned SEC order, the Company intends to include the following risk factor in its 2019 Annual Report on Form 10-K:

“Our business operations have been and may continue to be materially and adversely affected by the outbreak of the novel respiratory illness coronavirus (“COVID-19”).

On March 11, 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat. The outbreak of COVID-19 emerged in China, where many of the Company’s material suppliers are located.

Any outbreak of such epidemic illness or other adverse public health developments may materially and adversely affect the global economy, our markets and our business. A prolonged disruption or any further unforeseen delay in our operations of the manufacturing, delivery and assembly process within any of our market areas could continue to result in delays in the delivery of products and services to our customers, increased costs and reduced revenue.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.”

Company Contacts:

Dream Homes & Development Corp.

Vincent Simonelli, President & CEO

Office: (609) 693-8881

Email: vince@dreamhomesltd.com

Investor Relations:

Green Chip IR

Attn: Matt Chipman

Office: (818) 923-5302

Email: matt@greenchipir.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dream Homes & Development Corp.

/s/ Vincent Simonelli
Vincent Simonelli, President & CEO
Date: March 30, 2020